EXHIBIT 23.1

Consent of Independent Auditor

April 12, 2005

We hereby consent to the inclusion in this Registration Statement on Form 10KSB for Andean Development Corporation of our report dated April 12, 2005, relating to financial statements for the period from inception (December 27, 1995) to December 31, 2004.

/S/ Madsen & Associates, CPA’s, Inc.